Exhibit 99.1

Combined Financial Statements

A PCAOB Registered Firm
Benjamin&Ko
Certified Public Accountants & Consultants

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Stockholders of TNB Holdings, LLC, LB Holdings LLC, Poke Co. LLC, GLL Enterprises, LLC,

Poke Co Holdings LLC, TNB Holdings II, LLC, PKM Stamford, LLC

Opinion on the Combined Financial Statements

We have audited the accompanying combined balance sheets of TNB Holdings, LLC, LB Holdings LLC, Poke Co. LLC, GLL Enterprises, LLC, Poke Co Holdings LLC, TNB Holdings II, LLC and PKM Stamford, LLC (collectively, the “Company”) as of December 31, 2020 and 2019, the related combined statements of income, members’ equity, and cash flows, and the related notes and schedules (collectively referred to as the “combined financial statements”) for each of the years in the two-year period ended December 31, 2020. In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2020.

Santa Ana, California

April 15, 2021

1

December 31,	2020	2019

ASSETS

Current Assets:
Cash	$408,198	$47,386
Franchise fee receivables - royalties	13,615	9,710
Franchise fee receivable - initial fee	50,000	50,000
Inventories, net	17,508	28,127
Prepaid expenses and other current assets	-	4,141
Total current assets	489,321	139,364

Non-Current Assets:
Property and equipment, net	311,700	304,213
Operating lease right-of-use assets, net	754,868	895,203
Other assets	45,580	45,580
Total non-current assets	1,112,148	1,244,996

Total assets	$1,601,469	$1,384,360

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$285,717	$249,847
Current portion of deferred franchise fee revenue	13,500	13,501
Current portion of loans payable, emergency injury disaster loan (EIDL)	28,962	-
Current portion of loans payable, payroll protection program (PPP)	147,353	-
Current portion of operating lease liabilities	157,789	135,002

Total current liabilities	633,321	398,350
Loans payable, emergency injury disaster loan (EIDL), less current portion	1,142,338	-
Loans payable, payroll protection program (PPP), less current portion	44,139	-
Deferred franchise fee revenue, less current portion	88,291	115,291
Operating lease liabilities, less current portion	644,863	802,651

Total liabilities	2,552,952	1,316,292

Commitments and contingencies

Members’ (deficit) equity	(951,483)	68,068

Total liabilities and members’ equity	$1,601,469	$1,384,360

See Notes to the Combined Financial Statements

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Years Ended December 31,	2020	2019

Revenues:
Food and beverage	$3,507,335	$3,569,599
Royalties	66,227	29,636
Franchise fee - initial fee - amortization of deferred revenue	27,001	6,208
Other revenue	52,915	37,899
Total revenue	3,653,478	3,643,342

Restaurant operating expenses:
Food, beverage and supplies	1,192,232	1,075,584
Labor	1,073,648	822,632
Rent and utilities	402,759	364,108
Total restaurant operating expenses	2,668,639	2,262,324

Operating expenses:
General and administrative	199,130	143,125
Advertising and marketing	1,860	1,687
Delivery and service fees	337,047	301,661
Pre-opening costs	-	32,275
Depreciation	38,454	33,809
Total operating expenses	576,491	512,557

Total restaurant and operating expenses	3,245,130	2,774,881

Income from operations	408,348	868,461

Other income:
Economy injury disaster loan (EIDL) grant income	60,000	-
Franchisee contractor revenue	-	67,500
Total other income	60,000	67,500

Income before income taxes	468,348	935,961

Income tax provision	30,311	48,538

Net income	$438,037	$887,423

See Notes to the Combined Financial Statements

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Members’ Equity (Deficit)

Balance at December 31, 2018	$189,049

Contribution	40,039

Distribution	(1,048,443)

Net income	887,423

Balance at December 31, 2019	$68,068

Contribution	86,497

Distribution	(1,544,085)

Net income	438,037

Balance at December 31, 2020	$(951,483)

See Notes to the Combined Financial Statements

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Years Ended December 31,	2020	2019

Cash flows from operating activities:
Net income	$438,037	$887,423
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation - property and equipment	38,454	33,809
Noncash lease expense	5,334	10,108

Changes in assets and liabilities:
Franchise fee receivable - royalties	(3,905)	(9,710)
Franchise fee receivable - initial fee	-	(50,000)
Inventories, net	10,619	(18,131)
Prepaid expenses and other current assets	4,141	(207)
Other assets	-	(10,000)
Accounts payable and accrued expenses	35,870	69,947
Deferred revenue	(27,001)	128,792
Net cash provided by operating activities	501,549	1,042,031

Cash flows from investing activities:
Purchases of property and equipment	(45,941)	(109,353)
Net cash used in investing activities	(45,941)	(109,353)

Cash flows from financing activities:
Proceeds from borrowings	1,362,792	-
Member distributions	(1,544,085)	(1,048,443)
Member contributions	86,497	40,039
Net cash used in financing activities	(94,796)	(1,008,404)

Net increase (decrease) in cash	360,812	(75,726)

Cash – beginning of year	47,386	123,112

Cash – end of year	$408,198	$47,386

Supplemental disclosures of cash flow information
Cash paid during the years for:
Interest	$-	$-
Income taxes	$-	$-

See Notes to the Combined Financial Statements

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1.	NATURE OF OPERATIONS

GLL Enterprises, LLC, LB Holdings LLC, PKM Stamford, LLC, Poke Co Holdings LLC, Poke Co. LLC, TNB Holdings II, LLC, and TNB Holdings, LLC (collectively the “Company”) are operated through common control and ownership by individuals.

The following is general information about each legal entity:

Name	Date of Formation	Description of Business
GLL Enterprises, LLC	April 2018	Poke store located in Norwalk, Connecticut.
LB Holdings LLC	January 2018	Poke store located in Hamden, Connecticut.
PKM Stamford, LLC	April 2019	Poke store located in Stamford, Connecticut.
Poke Co Holdings LLC	July 2018	Poke store located in Fairfield, Connecticut.
Poke Co. LLC	April 2018	Franchisor of Pokemoto located in Connecticut. This entity charges $20,000 as an initial franchise fee, royalty fee of 5% and brand development fee of 1% of gross sales.
TNB Holdings II, LLC	August 2018	Poke store located in New Haven, Connecticut.
TNB Holdings, LLC	May 2016	Poke store located in New Haven, Connecticut.

The Company owns several restaurants specializing in Hawaiian Poke. The Company offers a customizable style poke bowl, where customers can select from different types of high-quality fish, rice, and toppings as well as their own special poke burritos.

The Company had one franchisor and six franchisees as of December 31, 2020 and 2019, respectively.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reporting

The combined financial statements include legal entities listed above as of and for the years ended December 31, 2020 and 2019.

Consolidation

The accompanying consolidated financial statements include the accounts of GLL Enterprises LLC, LB Holdings LLC, PKM Stamford, LLC, Poke Co Holdings LLC, Poke Co. LLC, TNB Holdings II, LLC, and TNB Holdings, LLC. Intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation and Combined Financial Statements

The accompanying combined financial statements have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles (“GAAP”) promulgated in the United States of America. The combined financial statements include legal entities listed in the Nature of Operations as of and for the years ended December 31, 2020 and 2019. All intercompany related transactions have been eliminated upon combination.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates and Assumptions

The preparation of combined financial statements in conformity with the GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Pre-opening costs

Pre-opening costs, which include restaurant labor, supplies, cash and non-cash rent expense and occupancy and other operating costs incurred prior to the opening of a new restaurant are expensed as incurred. Pre-opening costs amounted to approximately $0 and $45,988 for the years ended December 31, 2020 and 2019, respectively.

Advertising

Advertising costs are charged to expense as incurred. Advertising costs were approximately $1,860 and $1,687 for the years ended December 31, 2020 and 2019, respectively, and are included in operating expenses in the accompanying combined statements of income.

Delivery Fees Charged by Delivery Service Providers

The Company’s customers may order online through third party service providers such as Uber Eats, Door Dash, and others. These third-party service providers charge delivery and order fees to the Company. Such fees are expensed when incurred and were approximately $337,047 and $301,661 for the years ended December 31, 2020 and 2019, respectively. Delivery fees are included in general and administrative expenses in the accompanying combined statements of operations.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The Company’s net revenue primarily consists of revenues from food and beverage sales and franchisees under franchise agreements. Accordingly, the Company recognizes revenue as follows:

●	Revenue from Food and Beverage

Revenues from the sale of food items by Company-owned restaurants are recognized as Company sales when a customer purchases the food, which is when our obligation to perform is satisfied. The timing and amount of revenue recognized related to Company sales was not impacted by the adoption of Topic 606.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

●	Initial Franchise Fees

The Company provides the franchisees with management expertise, training, pre-opening assistance, and restaurant operating assistance in exchange for initial franchise fees. The Company capitalizes these fees upon collection from the franchisee, these fees are then recognized as franchise fee revenue on a straight-line basis over the life of the related franchise agreements and any exercised renewal periods. Cash payments are due upon the execution of the related franchise agreement. The Company’s performance obligation with respect to franchise fee revenues consists of a license to utilize the Company’s brand for a specified period of time, which is satisfied equally over the life of each franchise agreement. The Company entered into a gross initial franchise fees of $0 and $50,000 for the year ended December 31, 2020, and 2019, respectively, recorded initial franchise fees revenue of $27,001 and $6,208 for the years ended December 31, 2020 and 2019, respectively, which is included in franchise fees in the accompanying combined statements of income.

●	Royalties

Franchise revenues consists of royalties and franchise fees. Royalties are based on a percentage of franchisee net sales revenue which range between 3% and 6%. The Company recognizes the royalties as the underlying sales occur. The Company recorded revenue from royalties of $66,227 and $29,636 for the years ended December 31, 2020 and 2019, respectively.

The Company also charges 1% of net sales for brand marketing fee to franchisees. The amount was waived for the years ended December 31, 2020 and 2019.

●	Other revenue

Other revenue consists of incentives received from wholesale vendors. The Company recognizes other revenue when collection is assured and when performance has occurred.

Inventories

Inventories, which are stated at the lower of cost or net realizable value, consist primarily of perishable food items and supplies. Cost is determined using the first-in, first out method.

Segment Reporting

Accounting Standards Codification (“ASC”) 280, “Segment Reporting,” requires public companies to report financial and descriptive information about their reportable operating segments. The Company identifies its operating segments based on how executive decision makers internally evaluates separate financial information, business activities and management responsibility. Accordingly, the Company has one reportable segment, consisting of operating its stores. The Company’s franchise entities were not material as of and for the years ended December 31, 2020 and 2019.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Major improvements are capitalized, and minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation and amortization are calculated on the straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful life or the lease term of the related asset. The estimated useful lives are as follows:

Furniture and equipment	5 to 7 years
Leasehold improvements	Shorter of estimated useful life or term of lease

Deferred Revenue

Deferred revenue consists of initial franchise fees received by the Company, which are being amortized over the life of the Company’s franchise agreements. Deferred revenue is recognized in income over the life of the franchise agreements is recognized in income as performance obligations are satisfied.

Income Taxes

The Company is a limited liability company and files a partnership tax return with the federal or any state jurisdictions. Therefore, each member of the Company is taxed on its own share of the Company’s taxable income. The Company is subject to limited liability company state taxes which is approximately 7% of its taxable income. The Company recorded a state income tax provision in the amount of $30,311 and $48,538 for the years ended December 31, 2020 and 2019, respectively.

The accounting standard on accounting for uncertainty in income taxes addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under that guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company had no unrecognized tax benefits identified or recorded as liabilities as of December 31, 2020 and 2019.

Impairment of Long-Lived Assets

When circumstances, such as adverse market conditions, indicate that the carrying value of a long-lived asset may be impaired, the Company performs an analysis to review the recoverability of the asset’s carrying value, which includes estimating the undiscounted cash flows (excluding interest charges) from the expected future operations of the asset. These estimates consider factors such as expected future operating income, operating trends and prospects, as well as the effects of demand, competition and other factors. If the analysis indicates that the carrying value is not recoverable from future cash flows, an impairment loss is recognized to the extent that the carrying value exceeds the estimated fair value. Any impairment losses are recorded as operating expenses, which reduce net income.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable and other receivables arising from its normal business activities. The Company has a diversified customer base. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for un-collectible accounts and, as a consequence, believes that its accounts receivable related credit risk exposure beyond such allowance is limited.

Substantially all of the Company’s revenues are derived from sales its own restaurants specializing in Hawaiian Poke. Any significant decline in the Hawaiian Poke demand could impair the Company’s ability to operate effectively. Furthermore, the Company’s revenues are derived in one state, Connecticut.

Major Vendor

The Company engages various vendors to distribute food products to their Company-owned restaurants. Purchases from the Company’s largest supplier comprise of three vendors for a totaled 59%, 17%, and 24% and 45%, 24%, and 31% of the Company’s purchases for the years ended December 31, 2020 and 2019, respectively.

Fair Value of Financial Instruments

The Company utilizes ASC 820-10, Fair Value Measurement and Disclosure, for valuing financial assets and liabilities measured on a recurring basis. Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments consisted of cash, operating lease right-of-use assets, net, franchise fee receivables – royalties, franchise fee receivables – initial fee, accounts payable and accrued expenses, loans payable, emergency injury disaster loan (EIDL), loans payable, payroll protection program (PPP), operating lease liabilities, and deferred franchise fee revenue. The estimated fair value of cash, operating lease right-of-use assets, net, franchise fee receivables – royalties, franchise fee receivables – initial fee, accounts payable and accrued expenses, loans payable, emergency injury disaster loan (EIDL), loans payable, payroll protection program (PPP), operating lease liabilities, and deferred franchise fee revenue approximate its carrying amount due to the short maturity of these instruments.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Leases

In accordance with ASC 842, Leases, the Company determines whether an arrangement contains a lease at inception. A lease is a contract that provides the right to control an identified asset for a period of time in exchange for consideration. For identified leases, the Company determines whether it should be classified as an operating or finance lease. Operating leases are recorded in the balance sheet as: right-of-use asset (“ROU asset”) and operating lease liability. ROU asset represents the Company’s right to use an underlying asset for the lease term and lease liability represents the Company’s obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at the commencement date of the lease and measured based on the present value of lease payments over the lease term. The ROU asset also includes deferred rent liabilities. The Company’s lease arrangement generally do not provide an implicit interest rate. As a result, in such situations the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option in the measurement of its ROU asset and liability. Lease expense for the operating lease is recognized on a straight-line basis over the lease term. The Company has a lease agreement with lease and non-lease components, which are accounted for as a single lease component.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company evaluated ASU 2016-02 and adopted this guidance as of January 1, 2019.

In July 2018, the FASB issued ASU No. 2018-10, “Codification Improvements to Topic 842, Leases” (“ASU 2018-10”). The amendments in ASU 2018-10 provide additional clarification and implementation guidance on certain aspects of the previously issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”) and have the same effective and transition requirements as ASU 2016-02. Upon the effective date, ASU 2018-10 will supersede the current lease guidance in ASC Topic 840, Leases. Under the new guidance, lessees will be required to recognize for all leases, with the exception of short-term leases, a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis. Concurrently, lessees will be required to recognize a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2018-10 is effective for emerging growth companies for interim and annual reporting periods beginning after December 15, 2019, with early adoption permitted. The guidance is required to be applied using a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative periods presented in the financial statements. The Company adopted this guidance as of January 1, 2019.

In July 2018, the FASB issued ASU No. 2018-11, “Leases (Topic 842): Targeted Improvements,” (“ASU 2018-11”). The amendments in ASU 2018-11 related to transition relief on comparative reporting at adoption affect all entities with lease contracts that choose the additional transition method and separating components of a contract affect only lessors whose lease contracts qualify for the practical expedient. The amendments in ASU 2018-11 are effective for emerging growth companies for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company adopted this guidance as of January 1, 2019.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In March 2019, the FASB issued ASU 2019-01, “Leases (Topic 842): Codification Improvements” (“Topic 842”) (“ASU 2019-01”). These amendments align the guidance for fair value of the underlying asset by lessors that are not manufacturers or dealers in Topic 842 with that of existing guidance. As a result, the fair value of the underlying asset at lease commencement is its cost, reflecting any volume or trade discounts that may apply. However, if there has been a significant lapse of time between when the underlying asset is acquired and when the lease commences, the definition of fair value (in Topic 820, Fair Value Measurement) should be applied. (Issue 1). The ASU also requires lessors within the scope of Topic 942, Financial Services—Depository and Lending, to present all “principal payments received under leases” within investing activities. (Issue 2). Finally, the ASU exempts both lessees and lessors from having to provide certain interim disclosures in the fiscal year in which a company adopts the new leases standard. (Issue 3). The transition and effective date provisions apply to Issue 1 and Issue 2. They do not apply to Issue 3 because the amendments for that Issue are to the original transition requirements in Topic 842. This amendment will be effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. The Company evaluated ASU 2019-01 and adopted this guidance as of January 1, 2019.

COVID-19 Impact on Concentration of Risk

The novel coronavirus (“COVID-19”) pandemic has significantly impacted health and economic conditions throughout the United States and globally, as public concern about becoming ill with the virus has led to the issuance of recommendations and/or mandates from federal, state and local authorities to practice social distancing or self-quarantine. The Company is continually monitoring the outbreak of COVID-19 and the related business and travel restrictions and changes to behavior intended to reduce its spread, and its impact on operations, financial position, cash flows, inventory, supply chains, purchasing trends, customer payments, and the industry in general, in addition to the impact on its employees. We have experienced significant disruptions to our business due to the COVID-19 pandemic and related suggested and mandated social distancing and shelter-in-place orders.

3.	PROPERTY AND EQUIPMENT

Total depreciation was $38,454 and $33,809 and for the years ended December 31, 2020 and 2019, respectively.

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4.	LOANS PAYABLE, EMERGENCY INJURY DISASTER LOAN (EIDL)

December 31,	2020	2019

April 22, 2020 ($190,000 EIDL ) - GLL Enterprises, LLC	$190,000	$-
April 22, 2020 ($180,300 EIDL ) - TNB Holdings II, LLC	180,300	-
April 22, 2020 ($25,000 EIDL ) - PKM Stamford, LLC	25,000	-
April 22, 2020 ($228,000 EIDL ) - Poke Co. LLC	228,000	-
April 22, 2020 ($85,000 EIDL ) - Poke Co Holdings LLC	85,000	-
May 5, 2020 ($313,000 EIDL ) - TNB Holdings, LLC	313,000	-
May 12, 2020 ($150,000 EIDL ) - LB Holdings LLC	150,000	-

Total long-term loans payable, emergency injury disaster loan (EIDL)	1,171,300	-
Less - current portion	(28,962)	-

Total loans payable, emergency injury disaster loan (EIDL), less current portion	$1,142,338	$-

The following table provides future minimum payments as of December 31, 2020:

Years ending,	Amount
2021	$28,962
2022	40,390
2023	40,390
2024	40,390
2025	40,390
Thereafter	980,780

Total	$1,171,300

April 22, 2020 – $190,000 – GLL Enterprises, LLC

On May 14, 2020, GLL Enterprises, LLC (the “GLL”) executed the standard loan documents required for securing a loan (the “EIDL Loan”) from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the GLL’s business.

Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), GLL borrowed an aggregate principal amount of the EIDL Loan of $190,000, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date of each advance. Installment payments, including principal and interest, are due monthly beginning May 14, 2021 (twelve months from the date of the SBA Loan) in the amount of $926. The balance of principal and interest is payable thirty years from the date of the SBA Loan. In connection therewith, GLL also received a $10,000 grant, which does not have to be repaid. During the year ended December 31, 2020, $10,000 was recorded in Economy injury disaster loan (EIDL) grant income in the Statements of Operations.

In connection therewith, GLL executed (i) a loan for the benefit of the SBA (the “SBA Loan”), which contains customary events of default and (ii) a Security Agreement, granting the SBA a security interest in all tangible and intangible personal property of GLL, which also contains customary events of default (the “SBA Security Agreement”).

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4.	LOANS PAYABLE, EMERGENCY INJURY DISASTER LOAN (EIDL) (continued)

April 22, 2020 – $180,300 – TNB Holdings II, LLC

On April 22, 2020, TNB Holdings II, LLC (the “TNB II”) executed the standard loan documents required for securing a loan (the “EIDL Loan”) from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the TNB II’s business.

Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), TNB II borrowed an aggregate principal amount of the EIDL Loan of $180,300, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date of each advance. Installment payments, including principal and interest, are due monthly beginning April 22, 2021 (twelve months from the date of the SBA Loan) in the amount of $879. The balance of principal and interest is payable thirty years from the date of the SBA Loan. In connection therewith, TNB II also received a $10,000 grant, which does not have to be repaid. During the year ended December 31, 2020, $10,000 was recorded in Economy injury disaster loan (EIDL) grant income in the Statements of Operations.

In connection therewith, TNB II executed (i) a loan for the benefit of the SBA (the “SBA Loan”), which contains customary events of default and (ii) a Security Agreement, granting the SBA a security interest in all tangible and intangible personal property of TNB II, which also contains customary events of default (the “SBA Security Agreement”).

April 22, 2020 – $25,000 – PKM Stamford, LLC

On April 22, 2020, PKM Stamford, LLC (the “PKM”) executed the standard loan documents required for securing a loan (the “EIDL Loan”) from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the PKM’s business.

Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), PKM borrowed an aggregate principal amount of the EIDL Loan of $25,000, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date of each advance. Installment payments, including principal and interest, are due monthly beginning April 22, 2021 (twelve months from the date of the SBA Loan) in the amount of $122. The balance of principal and interest is payable thirty years from the date of the SBA Loan. In connection therewith, PKM also received a $10,000 grant, which does not have to be repaid. During the year ended December 31, 2020, $10,000 was recorded in Economy injury disaster loan (EIDL) grant income in the Statements of Operations.

In connection therewith, PKM executed (i) a loan for the benefit of the SBA (the “SBA Loan”), which contains customary events of default and (ii) a Security Agreement, granting the SBA a security interest in all tangible and intangible personal property of PKM, which also contains customary events of default (the “SBA Security Agreement”).

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4.	LOANS PAYABLE, EMERGENCY INJURY DISASTER LOAN (EIDL) (continued)

April 22, 2020 – $228,000 – Poke Co. LLC

On April 22, 2020, Poke Co. LLC (the “PC”) executed the standard loan documents required for securing a loan (the “EIDL Loan”) from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the PC’s business.

Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), PC borrowed an aggregate principal amount of the EIDL Loan of $228,000, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date of each advance. Installment payments, including principal and interest, are due monthly beginning April 22, 2021 (twelve months from the date of the SBA Loan) in the amount of $1,111. The balance of principal and interest is payable thirty years from the date of the SBA Loan. In connection therewith, PC also received a $10,000 grant, which does not have to be repaid. During the year ended December 31, 2020, $10,000 was recorded in Economy injury disaster loan (EIDL) grant income in the Statements of Operations.

During the year ended December 31, 2020, $10,000 was recorded in EIDL grant income in the Statements of Operations.

In connection therewith, PC executed (i) a loan for the benefit of the SBA (the “SBA Loan”), which contains customary events of default and (ii) a Security Agreement, granting the SBA a security interest in all tangible and intangible personal property of PC, which also contains customary events of default (the “SBA Security Agreement”).

April 22, 2020 – $85,000 – Poke Co Holdings LLC

On April 22, 2020, Poke Co Holdings LLC (the “PCH”) executed the standard loan documents required for securing a loan (the “EIDL Loan”) from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the PCH’s business.

Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), PCH borrowed an aggregate principal amount of the EIDL Loan of $85,000, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date of each advance. Installment payments, including principal and interest, are due monthly beginning April 22, 2021 (twelve months from the date of the SBA Loan) in the amount of $415.

In connection therewith, PCH executed (i) a loan for the benefit of the SBA (the “SBA Loan”), which contains customary events of default and (ii) a Security Agreement, granting the SBA a security interest in all tangible and intangible personal property of PCH, which also contains customary events of default (the “SBA Security Agreement”).

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4.	LOANS PAYABLE, EMERGENCY INJURY DISASTER LOAN (EIDL) (continued)

May 5, 2020 – $313,000 – TNB Holdings, LLC

On May 5, 2020, TNB Holdings, LLC (the “TNB”) executed the standard loan documents required for securing a loan (the “EIDL Loan”) from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the TNB’s business.

Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), TNB borrowed an aggregate principal amount of the EIDL Loan of $313,000, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date of each advance. Installment payments, including principal and interest, are due monthly beginning May 5, 2021 (twelve months from the date of the SBA Loan) in the amount of $1,526. The balance of principal and interest is payable thirty years from the date of the SBA Loan. In connection therewith, TNB also received a $10,000 grant, which does not have to be repaid. During the year ended December 31, 2020, $10,000 was recorded in Economy injury disaster loan (EIDL) grant income in the Statements of Operations.

In connection therewith, TNB executed (i) a loan for the benefit of the SBA (the “SBA Loan”), which contains customary events of default and (ii) a Security Agreement, granting the SBA a security interest in all tangible and intangible personal property of TNB, which also contains customary events of default (the “SBA Security Agreement”).

May 12, 2020 – $150,000 – LB Holdings LLC

On May 12, 2020, LB Holdings LLC (the “LB”) executed the standard loan documents required for securing a loan (the “EIDL Loan”) from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the LB’s business.

Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), LB borrowed an aggregate principal amount of the EIDL Loan of $150,000, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date of each advance. Installment payments, including principal and interest, are due monthly beginning May 12, 2021 (twelve months from the date of the SBA Loan) in the amount of $731. The balance of principal and interest is payable thirty years from the date of the SBA Loan. In connection therewith, LB also received a $10,000 grant, which does not have to be repaid. During the year ended December 31, 2020, $10,000 was recorded in Economy injury disaster loan (EIDL) grant income in the Statements of Operations.

In connection therewith, LB executed (i) a loan for the benefit of the SBA (the “SBA Loan”), which contains customary events of default and (ii) a Security Agreement, granting the SBA a security interest in all tangible and intangible personal property of LB, which also contains customary events of default (the “SBA Security Agreement”).

As of December 31, 2020, none of the Loans payable, Emergency Injury Disaster Loan noted above are in default.

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5.	LOANS PAYABLE, PAYROLL PROTECTION LOAN PROGRAM (PPP)

December 31,	2020	2019

April 15, 2020 ($42,400 PPP ) - LB Holdings LLC	$42,400	$-
April 21, 2020 ($42,840 PPP ) - TNB Holdings, LLC	42,840	-
April 22, 2020 ($31,835 PPP ) - Poke Co. LLC	31,835	-
April 23, 2020 ($20,640 PPP ) - PKM Stamford, LLC	20,640	-
April 24, 2020 ($25,242 PPP ) - GLL Enterprises, LLC	25,242	-
May 6, 2020 ($28,535 PPP ) - TNB Holdings II, LLC	28,535	-

Total long-term loans payable, payroll protection program (PPP)	191,492	-
Less - current portion	(147,353)	-

Total loans payable, payroll protection program (PPP), less current portion	$44,139	$-

The following table provides future minimum payments as of December 31, 2020:

Years ending,	Amount
2021	$147,353
2022	44,139
2023	-
2024	-
2025	-
Thereafter	-

Total	$191,492

The Paycheck Protection Program Loan (the “PPP Loan”) is administered by the U.S. Small Business Administration (the “SBA”). The interest rate of the loan is 1.00% per annum and accrues on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days. Commencing seven months after the effective date of the PPP Loan, the Company is required to pay the Lender equal monthly payments of principal and interest as required to fully amortize any unforgiven principal balance of the loan by the two-year anniversary of the effective date of the PPP Loan (the “Maturity Date”). The PPP Loan contains customary events of default relating to, among other things, payment defaults, making materially false or misleading representations to the SBA or the Lender, or breaching the terms of the PPP Loan. The occurrence of an event of default may result in the repayment of all amounts outstanding under the PPP Loan, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company. Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of the loan granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. Recent modifications to the PPP by the U.S. Treasury and Congress have extended the time period for loan forgiveness beyond the original eight-week period, making it possible for the Company to apply for forgiveness of its PPP loan.

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6.	COMMITMENTS AND CONTINGENCIES

Commitments

The Company adopted ASC 842 in December 31, 2018. Adoption of the standard resulted in the initial recognition of operating lease ROU asset of $1,107,118 and operating lease liability of $1,107,118 for all facilities as of December 31, 2020. The Company leases the following facilities under operating leases for its stores:

●	On June 29, 2018, GLL Enterprises LLC entered into an operating facility lease. The retail store is located in Norwalk, Connecticut and lease term is for 10 years (120 months) term and with the option to extend from 2 years to 5 years. Total lease expense was $34,260 for the year ended December 31, 2020.

●	On January 1, 2018, LB Holdings LLC took over an existing operating facility lease. The retail store is located in Hamden, Connecticut and lease term is for 50-month term with the option to extend to 5 years. The commencing date was January 1, 2018. Total lease expense was $33,000 for the year ended December 31, 2020.

●	On May 8, 2019, PKM Stamford, LLC entered into an operating facility lease. The retail store is located in Stamford, Connecticut and lease term is for 10 years and 6 months (126 months) term with the option to extend to 5 years. The commencing date was December 1, 2019. The retail store became operational in January 2020. Total lease expense was $55,565 for the year ended December 31, 2020.

●	On May 1, 2018, Poke Co, LLC entered into an operating facility lease. The retail store is located in Fairfield, Connecticut and lease term is for 5 years (60 months) term with the option to extend the lease for four additional terms of 5 years. The commencing date was June 15, 2018. Total lease expense was $42,456 for the year ended December 31, 2020.

●	On August 25, 2017, TNB Holdings, LLC entered into an operating facility lease. TNB Holdings, Inc. The retail store is located in New Haven, Connecticut and lease term is for 5 years (60 months) term. The commencing date was August 25, 2017. Total lease expense was $23,605 for the year ended December 31, 2020.

●	On June 15, 2018, TNB Holdings II, LLC entered into an operating facility lease. The retail store is located in New Haven, Connecticut and lease term is for 5 years (60 months) term. The commencing date was November 1, 2018. Total lease expense was $39,204 for the year ended December 31, 2020.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives. Our variable lease payments primarily consist of maintenance and other operating expenses from our real estate leases. Variable lease payments are excluded from the ROU assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

The Company has lease agreements with lease and non-lease components. The Company has elected to account for these lease and non-lease components as a single lease component.

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6.	COMMITMENTS AND CONTINGENCIES (continued)

Commitments (continued)

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6.	COMMITMENTS AND CONTINGENCIES (continued)

Contingencies

From time to time, the Company may be involved in certain legal actions and claims arising in the normal course of business. Management is of the opinion that such matters will be resolved without material effect on the Company’s financial condition or results of operations.

7.	SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2020. During this period, the Company did not have any material recognizable subsequent events required to be disclosed.

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